UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

PATHMARK STORES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-05287 (Commission File Number)	22-2879612 (IRS Employer Identification Number)

200 Milik Street, Carteret, New Jersey 07008

(Address and zip code of principal executive offices)

(732) 499-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Request for Additional Information

On March 4, 2007, Pathmark Stores, Inc., a Delaware corporation (the “Company”), entered into a definitive agreement and plan of merger with The Great Atlantic & Pacific Tea Company, Inc. (“A&P”) and its subsidiary, pursuant to which A&P will acquire the Company through the merger of its subsidiary with and into the Company for $1.3 billion in cash, stock and debt assumption or retirement (the “Merger”). The Company previously disclosed that the Merger is subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

On April 18, 2007, the Company and A&P received a request for additional information (commonly known as a “second request”) from the Federal Trade Commission (the “FTC”) in connection with the Merger. The Company intends to continue to cooperate fully with the FTC and to respond promptly to this request. The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after the companies have substantially complied with the request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC.

Voluntary Retirement Incentive Plan

Between February 5, 2007 and April 7, 2007, the Company offered a voluntary retirement incentive program to certain of its store associates covered by collective bargaining agreements (the “Union Buyout”). Approximately 150 store associates accepted the Union Buyout and agreed to retire effective no later than May 5, 2007. The Company expects to record a pre-tax charge in a range of approximately $4.0 million to $4.5 million in the first quarter of fiscal 2007 for early retirement and benefits-related expenses related to the Union Buyout. The Company anticipates the majority of the cash outflow to be incurred before May 12, 2007 with the balance to be over the next eighteen months. The Company expects the Union Buyout to produce approximately $5.0 million to $5.5 million in annualized payroll and payroll related pre-tax savings.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the accounting charge and the cash expenditures to be incurred in connection with the Union Buyout and the expected reduction in personnel-related costs. Factors that could cause actual results to differ materially from the forward-looking statements include our ability to estimate these accounting charges and related cash expenditures, unforeseen changes in accounting rules, and general political, economic and market conditions and events. For a discussion of these factors and others, See Item 1A—“Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007. All forward-looking statements in this Current Report on Form 8-K are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Date: April 19, 2007	By:	/s/ Marc A. Strassler
Name: Marc A. Strassler
Title: Senior Vice President, Secretary and General Counsel